CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form N-14 of the John Hancock Small Cap Equity Fund of our report for John Hancock Small Cap Growth Fund dated December 9, 2005, for the year ended October 31, 2005 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 30, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Reports to Shareholders of John Hancock Small Cap Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 31, 2006